UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

May 25, 2021
Date of Report (Date of earliest event reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

SD	001-07982		46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107	Sioux Falls,	SD	57117-5107
(Address of principal executive offices)			(Zip Code)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	RAVN	NASDAQ	Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders at the 2021 Annual Meeting held on May 25, 2021:

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors.

	Jason M. Andringa	28,673,770.000	773,696.000	28,591.000	3,282,444.000
	Thomas S. Everist	28,807,232.000	649,731.000	19,094.000	3,282,444.000
	Janet M. Holloway	28,709,631.000	738,298.000	28,128.000	3,282,444.000
	Kevin T. Kirby	27,944,462.000	1,511,487.000	20,108.000	3,282,444.000
	Marc E. LeBaron	28,693,134.000	754,134.000	28,789.000	3,282,444.000
	Lois M. Martin	29,098,069.000	350,950.000	27,038.000	3,282,444.000
	Richard W. Parod	29,071,365.000	376,667.000	28,025.000	3,282,444.000
	Daniel A. Rykhus	29,273,763.000	179,489.000	22,805.000	3,282,444.000

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Approved, by a non-binding advisory vote, the compensation of our executive officers disclosed in the Proxy Statement.	27,477,376.000	1,841,817.000	156,864.000	3,282,444.000

		Votes For	Votes Against	Abstentions
3.	Ratification of the appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the Company's fiscal year ending January 31, 2021.	32,680,127.000	53,403.000	24,971.000

Based upon the submission of proxies and ballots by the required votes all directors/nominees have been elected, the non-binding advisory vote on executive compensation has been approved, and Deloitte & Touche LLP has been ratified as the Company’s Independent Registered Public Accounting Firm for fiscal year 2022.

Each proposal was approved by the Company’s shareholders by the required vote.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/Lee A. Magnuson
Lee A. Magnuson
General Counsel & Vice President, Corporate Secretary

Dated: May 26, 2021